State Of Indiana
                        Office of the Secretary of State

                              ARTICLES OF AMENDMENT
                                       OF
                            MAS ACQUISITION XI CORP.

I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that Articles of Amendment of the above For-Profit Domestic corporation have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law.


The  name  following  said  transaction  will  be:
BLUEPOINT  LINUX  SOFTWARE  CORP.

NOW, THEREFORE, with this document I certify that said transaction will become effective Thursday, February 17, 2000.

In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the city of Indianapolis, February 17, 2000

By:/s/  Sue  Anne  Gilroy
----------------------
Sue  Anne  Gilroy
Secretary  of  State

(SEAL  OMITTED)



                          ARTICLES  OF  AMENDMENT  OF  THE
                          ARTICLES  OF  INCORPORATION  OF:

Name  of  Corporation
MAS  ACQUISITION  XI  CORP.

Date  of  Incorporation:  October  7,  1996

The undersigned officers of the above referenced Corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of: (indicate appropriate act)

{X}  Indiana  Business  corporation  Law

as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

                             ARTICLE  I  Amendment(s)

The  exact  text  of  Article(s)  I  of  the  Articles

(NOTE: if amending the name of corporation, write Article "I" in space above and
write  "the  name  of  the  Corporation  is       below)
                                     ------
The  name  of  the  Corporation  is  Bluepoint  Linux  Software  Corp.


                                   ARTICLE  II

Date  of  each  amendment's  adoption:

February  16,  2000


                         ARTICLE  III  Manner  of  Adoption


[ } SECTION 1 This amendment was adopted by the Board of Directors of incorporators and shareholder action was not required.

[X}  SECTION  2

     The shareholders of the corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by:
(Shareholder  approval  may  be  either  A  or  B.)

     A vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

        8,519,800  Shares  entitled  to  Vote.
        8,250,000  Number  of  shares  represented  at  the  meeting.
        8,225,000  Shares  voted  in  favor.
                0  Shares  voted  against.

                 ARTICLE  IV  Compliance  with  Legal  Requirements

The manner of the adoption of the Articles of amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the corporation.

I hereby  verify,  subject to the  penalties  of  perjury,  that the  statements contained  herein  are  true,  the  5th  day  of  January,  2000

Signature  of  current  officer  of  chairman  of  the  board

By:  /s/  Aaron  Tsai
------------------
     Aaron  Tsai,  President  and  Chairman  of  the  Board